Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-70083, 333-91977, 333-39716, 333-107980, 333-65908, 333-138497, 333-149603, 333-152655, 333-160955, 333-177669, 333-184634, 333-191996, 333-199638) on Form S-8, in the Registration Statements (Nos. 333-02517, 333-32115, 333-38861, 333-52963, 333-87197, 333-93759, 333-94915, 333-75636, 333-107977, 333-107978, 333-138395, 333-169731, 333-191998) on Form S-3, and in the Registration Statements (Nos. 333-101196, 333-42302, 333-148777 and 333-168369) on Form S-4 of Celgene Corporation and to the inclusion in this Celgene Corporation Current Report on Form 8-K, of our report dated March 2, 2015, with respect to the consolidated balance sheets of Receptos, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2014.

/s/ Ernst & Young LLP

San Diego, California
July 24, 2015